UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 28, 2007

Matritech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12128	04-2985132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Nevada Street, Newton, Massachusetts	02460
(Address of principal executive offices)	(Zip Code)

(617) 928-0820

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2007, Matritech, Inc. and the holders of a majority of outstanding principal value of our Series B 15% Secured Convertible Promissory Notes dated January 22, 2007 (the “Notes”) agreed to amend the Securities Purchase Agreement dated as of January 22, 2007 by and among Matritech, Inc. as Borrower and the purchasers party thereto by changing the date by which we would present to our stockholders for consideration proposals (i) to allow for issuance of shares upon conversion of the Notes at a price below $0.63 per share and (ii) to allow issuance of shares upon exercise of warrants issued to the purchasers of the Notes at a price below $0.63 per share. The new deadline for us to hold a special or annual meeting of stockholders to consider these proposals is June 11, 2007. A copy of the form of Consent signed by holders of a majority of the outstanding principal value of the Notes is attached hereto as Exhibit 4.1 and incorporated herein by reference. A copy of the Consent executed on our behalf is attached hereto as Exhibit 4.2 and incorporated herein by reference. The description of the Consents contained in this Current Report on Form 8-K is qualified in its entirety by reference to such documents.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
4.1	Form of Consent to Amendment of Series B 15% Secured Convertible Promissory Notes dated January 22, 2007
4.2	Consent to Amendment of the Purchase Agreement for the Purchase of Series B 15% Secured Convertible Promissory Notes dated January 22, 2007

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRITECH, INC.

Date March 1, 2007
By: /s/ Stephen D. Chubb
Name: Stephen D. Chubb
Title: Chief Executive Officer

3

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Consent to Amendment of Series B 15% Secured Convertible Promissory Notes dated January 22, 2007
4.2	Consent to Amendment of the Purchase Agreement for the Purchase of Series B 15% Secured Convertible Promissory Notes dated January 22, 2007

4